                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report covering WRC Media, Inc. and subsidiary with Predecessor, dated November 17, 1999, and to all references to our firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

Phoenix, Arizona
January 28, 2000.